Exhibit 20.1
Page 1 of 3
                    Navistar Financial 1995 - A Owner Trust
                         For the Month of August 1998
                    Distribution Date of September 21, 1998
                           Servicer Certificate #40

Original Pool Amount                                      $424,879,281.80

Beginning Pool Balance                                     $52,334,256.96
Beginning Pool Factor                                           0.1231744

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $4,256,983.12
     Interest Collected                                       $439,030.85

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $113,251.22
Total Additional Deposits                                     $113,251.22

Repos / Chargeoffs                                             $17,175.65
Aggregate Number of Notes Charged Off                                  31

Total Available Funds                                       $4,571,243.01

Ending Pool Balance                                        $48,298,120.37
Ending Pool Factor                                              0.1136749

Servicing Fee                                                  $43,611.88

Repayment of Servicer Advances                                $238,022.18

Reserve Account:
     Beginning Balance  (see Memo Item)                     $9,166,516.16
     Target Percentage                                               6.00%
     Target Balance                                         $2,897,887.22
     Minimum Balance                                        $8,922,464.92
     (Release) / Deposit                                     ($244,051.24)
     Ending Balance                                         $8,922,464.92

Current Weighted Average APR:                                      10.392%
Current Weighted Average Remaining Term (months):                   16.20

Delinquencies                                             Dollars       Notes
     Installments:              1 - 30 days             $713,251.53      482
                                31 - 60 days            $199,140.95      160
                                60+  days               $118,287.37       52

     Total:                                           $1,030,679.85      511

     Balances:                  60+  days               $670,656.84       52

Memo Item - Reserve Account
     Prior Month                                      $8,922,464.92
+    Invest. Income                                      $39,852.44
+    Excess Serv.                                       $204,198.80
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                                $9,166,516.16

Exhibit 20.1
Page 2 of 3

Navistar Financial 1995 - A Owner Trust
For the Month of August 1998

                                                                                     NOTES
                                                                (Money Market)
                                                      TOTAL        CLASS A - 1        CLASS A - 2      CERTIFICATES
                                               $424,879,281.80     $80,000,000.00    $330,000,000.00    $14,879,281.80
Original Pool Amount
Distributions:
     Distribution Percentages                                               0.00%             96.50%             3.50%
     Coupon                                                                5.900%             6.550%            6.850%

Beginning Pool Balance                          $52,334,256.96
Ending Pool Balance                             $48,298,120.37

Collected Principal                              $4,018,960.94
Collected Interest                                 $439,030.85
Charge - Offs                                       $17,175.65
Liquidation Proceeds / Recoveries                  $113,251.22
Servicing                                           $43,611.88
Cash Transfer from Reserve Account                       $0.00
Total Collections Avail for Debt Service         $4,527,631.13

Beginning Balance                               $52,334,256.96              $0.00     $45,782,582.96     $6,551,674.00

Interest Due                                       $287,295.74              $0.00        $249,896.60        $37,399.14
Interest Paid                                      $287,295.74              $0.00        $249,896.60        $37,399.14
Principal Due                                    $4,036,136.59              $0.00      $3,894,871.81       $141,264.78
Principal Paid                                   $4,036,136.59              $0.00      $3,894,871.81       $141,264.78

Ending Balance                                  $48,298,120.37              $0.00     $41,887,711.15     $6,410,409.22
Note / Certificate Pool Factor                                             0.0000             0.1269            0.4308
   (Ending Balance / Original Pool Amount)
Total Distributions                              $4,323,432.33              $0.00      $4,144,768.41       $178,663.92

Interest Shortfall                                       $0.00              $0.00              $0.00             $0.00
Principal Shortfall                                      $0.00              $0.00              $0.00             $0.00
     Total Shortfall                                     $0.00              $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                                   $204,198.80
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                   $9,166,516.16
(Release) / Draw                                  ($244,051.24)
Ending Reserve Acct Balance                      $8,922,464.92

Exhibit 20.1
Page 3 of 3

Navistar Financial 1995 - A Owner Trust
For the Month of August 1998


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                       5                     4                   3                   2                  1
                                    Apr-98                 May-98             Jun-98              Jul-98              Aug-98
Beginning Pool Balance          $72,583,996.78         $66,167,079.84     $61,339,561.62      $56,826,065.47      $52,334,256.96

A)  Loss Trigger:
    Principal of Contracts
      Charged Of                    $26,014.00             $77,369.90         $59,236.11          $49,392.39          $17,175.65
    Recoveries                     $846,903.13            $198,574.51        $171,389.27          $75,478.05         $113,251.22

Total Charged Off (Months 5, 4, 3)                        $162,620.01
Total Recoveries (Months 3, 2, 1)                         $360,118.54
Net Loss / (Recoveries) for 3 Mos                        ($197,498.53)(a)

Total Balance (Months 5, 4, 3)                        $200,090,638.24 (b)

Loss Ratio Annualized  [(a/b) * (12)]                        -1.1845%

Trigger:  Is Ratio > 1.5%                                          No
                                                                              Jun-98              Jul-98              Aug-98

B)   Delinquency Trigger:                                                    $565,953.93         $339,399.46         $670,656.84
     Balance delinquency 60+ days                                               0.92266%            0.59726%            1.28149%
     As % of Beginning Pool Balance                                             0.92508%            0.81298%            0.93380%
     Three Month Average

Trigger:  Is Average > 2.0%                                        No

C)   Noteholders Percent Trigger:                             2.1000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                                        No

Navistar Financial Corporation


by: /s/ R. W. Cain
        R. W. Cain
        Vice President and Treasurer